EXHIBIT 5.1

GIBSON, DUNN & CRUTCHER LLP
4 PARK PLAZA
IRVINE, CALIFORNIA 92614

February 20, 2004

Direct Dial
(949) 451-3800

Fax No.
(949) 451-4220

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121

Re:	La Jolla Pharmaceutical Company Registration Statement on Form S-3 (File No. 333-101499)

Ladies and Gentlemen:

     We have acted as counsel for La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), in connection with the underwritten public offering of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s registration statement on Form S-3 (File No. 333-101499), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement and prospectus related thereto to be filed with the Commission on February 20, 2004 pursuant to Rule 424(b) under the Act (the “Prospectus”), consisting of (i) 8,695,653 Shares which are to be issued upon consummation of the underwritten public offering and (ii) up to an additional 1,304,347 Shares which may be issued if the underwriter exercises the over-allotment option granted to it by the Company for such public offering. The Shares are to be issued pursuant to that certain underwriting agreement by and between the Company and the underwriter named therein, dated February 19, 2004 (the “Underwriting Agreement”).

     We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other matters, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

     In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents, and (v) that such documents are binding on all persons (other than the Company) signing such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

     On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares, when issued and sold pursuant to the Registration Statement and in accordance with the terms of the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the foregoing opinions. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or interpretations thereof or such facts.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

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